EXHIBIT 23.2

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

                                                              High Ridge Commons
                                                                Suites 400 - 403
                                                     200 Haddonfield Berlin Road
                                                             Gibbsboro, NJ 08026

Securities and Exchange Commission
Washington, DC 20549


                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 27, 2006 to the consolidated financial statements of Conolog Corp, which appears in the Annual Report on Form 10-KSB for the year ended July 31, 2006 filed October 31, 2006


Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
May 24, 2007